                                                     Registration No. 33 - 94640
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               SCANSOURCE, INC.
            (Exact name of registrant as specified in its charter)

      South Carolina                                           57-0965380
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

605 Haywood Road
Greenville, South Carolina                                              29615
(Address of principal executive offices)                              (Zip code)

                               SCANSOURCE, INC.
                       1993 INCENTIVE STOCK OPTION PLAN
                           (Full title of the plan)


                               JEFFERY A. BRYSON
                            CHIEF FINANCIAL OFFICER
                            6 LOGUE COURT, SUITE G
                       GREENVILLE, SOUTH CAROLINA 29615
                                (803) 288-2432
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

========================================================================================================================

     TITLE OF EACH CLASS                         PROPOSED MAXIMUM        PROPOSED MAXIMUM              AMOUNT OF
       OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE        AGGREGATE OFFERING        REGISTRATION  FEE(3)
        BE REGISTERED         REGISTERED(1)        PER SHARE(2)              PRICE(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, no
par value per share.........    280,000                 $20.94              $5,863,200                  $495
========================================================================================================================

(1) Pursuant to Rule 416(a), this registration statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends, and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the bid and asked quotations for the Registrant's Common Stock on the Nasdaq National Market on April 3, 1998.

(3) The Registrant has previously registered an aggregate of 200,000 shares under the Plan and has previously paid a registration fee of $638.00. Pursuant to Instruction E to From S-8, an additional $495 registration fee is paid with respect to the additional 80,000 shares registered hereby.

================================================================================
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                        POST EFFECTIVE AMENDMENT NO. 1

     This Post Effective Amendment No. 1 is being filed pursuant to Instruction E of Form S-8 and amends the Form S-8 Registration Statement previously filed with the Securities and Exchange Commission on July 17, 1995 by the Registrant with respect to the Registrant's 1993 Incentive Stock Option Plan (Registration No. 33-94640). The contents of such earlier Registration Statement are hereby incorporated by reference.

ITEM 8. EXHIBITS.

     The exhibits listed on the Exhibit Index to this Registration Statement are filed as part of this Registration Statement or are otherwise incorporated herein by reference.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on April 7, 1998.

                                  SCANSOURCE, INC.

                                  By: /s/ STEVEN H. OWINGS
                                     -------------------------------------------
                                     Steven H. Owings, Chairman of the Board and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               TITLE                          DATE
             ---------                               -----                          ----
/s/ STEVEN H. OWINGS                    Chairman of the Board and Chief         April 7, 1998
-----------------------------------
Steven H. Owings                        Executive Officer

/s/ JEFFERY A. BRYSON                   Chief Financial Officer and             April 7, 1998
-----------------------------------
Jeffery A. Bryson                       Treasurer (principal financial and
                                        accounting officer)


/s/ MICHAEL L. BAUR                     President and Director                  April 7, 1998
-----------------------------------
Michael L. Baur


/s/ STEVEN R. FISCHER                   Director                                April 7, 1998
-----------------------------------
Steven R. Fischer


/s/ JAMES G. FOODY                      Director                                April 7, 1998
-----------------------------------
James G. Foody

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                                 EXHIBIT INDEX

     Exhibit
     Number                        Description
     -------                       -----------

       5.1          Opinion of Nexsen Pruet Jacobs & Pollard, LLP.

      10.10 1993 Incentive Stock Option Plan (as amended) of the Registrant and Form of Stock Option Agreement
                    (Incorporated by reference to Exhibit 10.10 to the Registrant=s Registration Statement on Form S-1 filed with the Commission on January 23, 1998, Registration No. 333-20231).

       23.1         Consent of KPMG Peat Marwick LLP.

       23.2 Consent of Nexsen Pruet Jacobs & Pollard, LLP (included in their opinion filed as Exhibit 5.1).